Exhibit 99.1

ChineseInvestors.com, Inc.’s Wholly Owned Foreign Enterprise, CBD Biotechnology Co. Ltd., Completes the Record Filing Process with the China FDA, Expects to Launch its Hemp Infused Skin Care Line in October.

SAN GABRIEL, CA (September 18, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that its wholly owned foreign enterprise, CBD Biotechnology Co. Ltd., has completed the filing process with the China Food & Drug Administration (“CFDA”) for its first line of non-industrial hemp-infused skin care products. The Company expects to launch the CBD Magic Hemp Series skin care line in October positioning CBD Biotechnology as a leader in what it believes to be an untapped segment of China’s skin care industry.

The CBD Magic Hemp Series launch will include three (3) products:

•	The CBDBIO TECH Brightening and Refreshing Moisturizer – intended to balance the skin’s moisture, while forming a protective, moisturizing layer;
•	The CBDBIO TECH Perfecting Shield Primer – intended to even skin tone, while covering fine lines and minimizing the look of pores; and
•	The CBDBIO TECH Peptide Collagen Solution – intended to moisturize and firm the skin, while smoothing fine lines, and reducing signs of aging.

The CBD Magic Hemp Series line is different from other skin care lines currently available in China because the products are infused with hemp extract, otherwise known as cannabidiol or CBD. CBD, a powerful antioxidant and anti-inflammatory agent, has been widely used in skin care products in western countries for some time. Although a catalogue provided by the CFDA entitled “Catalogue of Cosmetics Raw Materials in Use (2015)” includes Cannabis Sativa Leaf Extract, CBD Biotechnology is not aware of any other Chinese skin care manufacturers that have entered this emerging market, setting the stage for CBD Biotechnology to proudly take the lead with its innovative product line.

“I am very pleased to announce the upcoming launch of CBD Biotechnology’s hemp-infused skin care line, the CBD Magic Hemp Series,” says Summer Yun, CEO of CBD Biotechnology Co., Ltd. “We have not only completed the filing process with CFDA, but we have also contracted with a large processing factory in Shanghai, China, with over 14-years of experience in cosmetics production.”

“China has one of the world’s largest consumer markets for skin care products. Retail sales of skincare products and make-up products in China reached 169.1 billion yuan and 28.3 billion yuan respectively in 2016, with year-over-year growth of 5% and 12% respectively. Skin care is expected to reach 223.3 billion yuan in 2021 with growth driven by rising awareness of skin health and consumption upgrading Chinese consumers. As one of the first hemp infused skin care brands in China, we are confident that CBD Biotechnology will lead Chinese market, with potential for global expansion.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online sales and direct sales of non-industrial hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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